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                                                                  Exhibit 10.15A



                          AMENDMENT TO EMPLOYMENT AGREEMENT



The EMPLOYMENT AGREEMENT dated May 1, 1995 by and between Across Data Systems, Inc., a New York corporation ("ACROSS") and Robert R. MacDonald ("Executive") is hereby amended by replacing paragraphs 3.1 and 3.2 with the following:

    3.1 Salary. ACROSS shall pay Executive as his base compensation for all services rendered hereunder an annual gross salary of One Hundred Twenty Thousand Dollars ($120,000), payable no less frequently than monthly. Effective February 21, 1996 the gross salary shall be Two Hundred Thousand Dollars ($200,000). Starting in 1997 the base salary shall increase by Ten Percent (10%) on each anniversary of the Commencement Date. ACROSS shall deduct or cause to be deducted from such salary all taxes and amounts required by law to be withheld.

    3.2 Performance Bonus. The Board of Directors shall determine the annual performance bonus to be paid to the Executive.


WITNESS THE DUE EXECUTION AND DELIVERY HEREOF as of February 21, 1996.


ACROSS DATA SYSTEMS, INC.


BY: /s/ Arik Kilman
    ------------------------------------
      Arik Kilman, Chairman of the Board



EXECUTIVE


    /s/ Robert R. MacDonald
---------------------------
     Robert R. MacDonald